UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/18/2007

Webster Financial Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31486

Delaware	06-1187536
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Webster Plaza
Waterbury, Connecticut 06702
(Address of principal executive offices, including zip code)

203-465-4364
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Supplemental Retirement Plan for Employees of Webster Bank

On December 18, 2007, the Board of Directors (the "Board") of Webster Financial Corporation (the "Corporation") approved and adopted an amendment (the "Amendments") to each of the Amended and Restated Supplemental Retirement Plan for Employees of Webster Bank (the "SERP"), filed as Exhibit 10.1 to the Corporation's Current Report on Form 8-K filed on October 26, 2007, and the Amended and Restated Deferred Compensation Plan for Directors and Officers (the "DCP," together with the SERP, the "Plans"), filed as Exhibit 10.2 hereto, such Amendments to be effective January 1, 2008. The Plans are nonqualified deferred compensation plans for the benefit of a select group of management or highly compensated employees of Webster Bank, N.A. (the "Bank"). Among the Bank employees participating in the Plans are the Corporation's Chairman and Chief Executive Officer (the "CEO"), the President, Chief Operating Officer (the "COO"), the Chief Financial Officer (the "CFO") and other named executive officers.

The SERP provides supplemental retirement income in the nature of a pension benefit, in the case of the CEO and COO, determined under the formula set forth in the SERP and, in the case of the CFO or any other named executive officer, determined by reference to the formula under the Webster Bank Pension Plan (the "Pension Plan") applied without regard to compensation and benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). In each case the retirement income so determined is offset by benefits accrued under the Pension Plan. As reported on the Corporation's Current Report on Form 8-K filed on December 22, 2006, the SERP benefit will be entirely frozen and there will not be any further accruals under the SERP as of December 31, 2007. The DCP is an account-based plan, and includes employee contributions as well as employer contributions allocated to participants' accounts based on the contribution formula under the Webster Bank Employee Investment Plan (the "401(k) Plan").

Under the SERP as in effect without regard to the Amendment, the participant's supplemental retirement income benefit becomes fully vested after the participant is credited with five years of employment. Under the DCP as in effect without regard to the Amendment, the participant's matching and supplemental employer contribution accounts become fully vested after the participant is credited with two years of employment. The Amendments provide for accelerated vesting, such that a participant would become fully vested to the extent the participant is not already fully vested, if, within two years following a change in control, the participant's employment is terminated by the Corporation other than for cause or disability or the participant resigns on account of "good reason" (as defined under the Plans).

The foregoing summary of the amendment to the Plans does not purport to be complete and is qualified in its entirety by reference to the Amendments, a copy of each of which is filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit

No.                Description

10.1        Amendment No. 1 to the Amended and Restated Supplemental Retirement Plan for Employees of Webster Bank.

10.2        Amended and Restated Deferred Compensation Plan for Directors and Officers.

10.3        Amendment No. 1 to the Amended and Restated Deferred Compensation Plan for Directors and Officers.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webster Financial Corporation

Date: December 21, 2007	By:	/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 1 to the Amended and Restated Supplemental Retirement Plan for Employees of Webster Bank.
EX-10.2	Amended and Restated Deferred Compensation Plan for Directors and Officers.
EX-10.3	Amendment No. 1 to the Amended and Restated Deferred Compensation Plan for Directors and Officers.